Exhibit 10.4

United Contract No. 165974-1

July 6, 2004

Amendment No. 1 to

United Express® Agreement

between

United Air Lines, Inc.

and

Chautauqua Airlines, Inc.

AMENDMENT NO. 1 TO

UNITED EXPRESS® AGREEMENT

This Amendment No. 1 (the “Amendment”) dated July 6, 2004, amends the United Express® Agreement, dated as of February 13, 2004 (the “Agreement”), between UNITED AIR LINES, INC. (“United”), and Chautauqua Airlines, Inc. (“Contractor”).

WHEREAS, United and Contractor entered into the Agreement; and

WHEREAS, United and Contractor seek to amend the Agreement as and to the extent provided herein;

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Defined Terms.  All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

2.             Appendix B.  Appendix B to the Agreement shall be deleted and replaced with the Revised Appendix B attached hereto.

3.             Miscellaneous.

A.            This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter and will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

B.            This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single instrument.

C.            Except as expressly amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Agreement to be entered into and signed as of the day and year first above written.

CHAUTAUQUA AIRLINES, INC.		UNITED AIR LINES, INC.

By:	/s/ Bryan K. Bedford	By:	/s/ Gregory T. Taylor
Name:	Bryan K. Bedford	Name:	Gregory T. Taylor
Title:	Chief Executive Officer	Title:	Senior Vice President Planning

APPENDIX B – Revised

RJ – 145FLEET PLAN

Deliveries

6/1/04	2
7/1/04	2
8/1/04	2
9/1/04	2
10/1/04	0
11/1/04	1
12/1/04	0
Total	9

Note:  Contractor will provide one additional, temporary EMB 145 (49 seat configuration) from 9-8-04 to 10-31-04.

Contractor shall not be liable for any delays resulting from verifiable aircraft delivery delays.  If Contractor is unable to deliver any Aircraft on or before the last day of the month after the month that such aircraft is scheduled to be delivered as set forth herein, Contractor shall provide written notice to United and United shall have the option, which shall be exercisable by providing written notice to Contractor within 10 business days after the receipt of such notice from Contractor, but in no event sooner than the end of the month when the aircraft was originally scheduled to be delivered, to delete such aircraft from this agreement without liability to either party and the Agreement shall remain in effect only with respect to the remaining aircraft.